                                                                   Exhibit 22



                         SUBSIDIARIES OF THE REGISTRANT


Kankakee Federal Savings Bank, a federally chartered savings bank

KFS Service Corporation, an Illinois corporation

KFS Insurance Agency, Inc., an Illinois corporation